UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                                             Other Events

On December 1, 2008, Vitesse Semiconductor Corporation (“Vitesse”) issued a press release to update investors about the filing of its quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2007, March 31, 2008, and June 30, 2008, as well as the filing of its annual report on Form 10-K for the fiscal year ended September 31, 2008.  A copy of this press release is attached as Exhibit 99.1 and is incorporated herein.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

99.1	Text of press release issued by Vitesse Semiconductor Corporation dated December 1, 2008.

This 8-K includes forward-looking statements.  Although Vitesse believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Vitesse’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.  Vitesse assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Vitesse, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2008

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ MICHAEL B. GREEN
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release issued by Vitesse Semiconductor Corporation dated December 1, 2008.